UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2017
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)
WISCONSIN	1-7626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

At the 2017 Annual Meeting of Shareholders of Sensient Technologies Corporation (the “Company”) on April 27, 2017, shareholders approved the Company’s 2017 Stock Plan (the “2017 Stock Plan”).

The purpose of the 2017 Stock Plan is to advance the interests of the Company by encouraging and providing the Company’s officers and key employees with the opportunity to acquire an equity interest in the Company, by enabling the Company to attract and retain the services of officers and key employees who have the potential to contribute to the Company’s success and by further aligning the interests of the Company, its officers, and key employees with the Company’s shareholders.  The total number of shares of the Company’s common stock reserved and available for issuance under the 2017 Stock Plan is 1,800,000, plus any future cancellations of shares issued under the 2017 Stock Plan.  The 2017 Stock Plan includes provisions by which the Company may grant restricted stock, restricted stock units, stock options, and stock appreciation rights (SARs), as described in the Company’s Definitive Proxy Statement for its 2017 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on March 10, 2017 (the “2017 Proxy Statement”).

The full text of the 2017 Stock Plan was filed as Appendix B to the 2017 Proxy Statement and is incorporated herein by reference.

ITEM 5.05	AMENDMENT TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

On April 27, 2017, the Board of Directors of the Company approved an amendment in the Legal and Compliance section of the Company’s Code of Conduct, effective immediately, related to compliance with the requirements of the U.K. Modern Slavery Act of 2015.

The foregoing summary of the amendment to the Company’s Code of Conduct is subject to and qualified in its entirety by reference to the full text of the Company’s Code of Conduct, as amended. The Company’s Code of Conduct, as amended, was promptly posted on the Company’s website, www.sensient.com.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Company’s 2017 Annual Meeting of Shareholders, held on April 27, 2017, the following actions were taken:

The following Directors were each elected for a one-year term of office:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Hank Brown	37,677,235	1,045,019	927,981	1,723,521
Dr. Joseph Carleone	38,908,553	589,595	152,087	1,723,521
Edward H. Cichurski	38,889,018	497,422	263,795	1,723,521
Dr. Fergus M. Clydesdale	37,684,878	1,038,180	927,178	1,723,521
Dr. Mario Ferruzzi	39,029,951	468,858	151,426	1,723,521
Dr. Donald W. Landry	39,002,921	385,036	262,279	1,723,521
Paul Manning	38,309,139	1,187,827	153,269	1,723,521
Deborah McKeithan-Gebhardt	39,051,358	449,581	149,297	1,723,521
Scott Morrison	39,021,062	365,616	263,557	1,723,521
Dr. Elaine R. Wedral	38,969,792	531,417	149,027	1,723,521
Essie Whitelaw	38,065,551	666,311	918,374	1,723,521

The compensation of the Company’s named executive officers was approved by shareholders in an advisory vote, with 38,680,832 shares voted for, 713,354 shares voted against, 256,050 shares abstaining, and 1,723,521 broker non-votes.

In an advisory vote as to the frequency of the advisory vote on the compensation of our named executive officers, 33,206,129 shares voted to recommend that the compensation votes be held every one year, 341,726 shares voted to recommend that the compensation votes be held every two years, 5,971,062 shares voted to recommend that the compensation votes be held every three years, 131,319 shares voted to abstain, and there were 1,723,521 broker non-votes.

In the related proxy statement, we said that the Board would consider the outcome of this shareholder vote when making its determination regarding how frequently the advisory vote regarding executive compensation will be held in the future.  Sensient’s Board has decided in light of this vote that the Company will include a shareholder vote on the compensation of executives in its proxy materials at each annual meeting until the next required vote regarding the frequency of shareholder votes on the compensation of executives.  Shareholder advisory votes on the frequency of shareholder votes regarding the compensation of executive officers are required to be held at least every six years.

The 2017 Stock Plan was approved, with 38,450,912 shares voted for, 1,112,443 shares voted against, 86,881 shares abstaining, and 1,723,521 broker non-votes.

The shareholders also approved a proposal by the Board of Directors to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors to conduct the annual audit of the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2017. The shareholders cast 40,104,359 votes in favor of this proposal, 1,056,232 votes against, and there were 213,166 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION
(Registrant)

By:	/s/ John J. Manning

Name:	John J. Manning

Title:	Vice President, General Counsel and Secretary

Date:	May 1, 2017